Exhibit 10.66

AMENDMENT NO.2 TO ADVISORYAGREEMENT

This Amendment No. 2 to the Advisory Agreement dated January 10, 2022 (the “Amendment No. 2”) is entered to and shall be effective as of July 20, 2022, by and between La Rosa Holdings Corp., a Nevada corporation, (the “Principal”), and Bonilla Opportunity Fund I, LTD (the “Share Partner”), having its principal place of business at 7901 Kingspointe Partway, Ste 8, Orlando FL 32819. The Principal and the Share Partner are each a “Party” to this Agreement and are collectively referred to herein as the “Parties”.

RECITALS

A.   The Principal currently engages the Share Partner pursuant to the terms and conditions of that certain Advisory Agreement, as amended, between the Parties dated January 10, 2022 (the “Agreement”);

B.    Pursuant to the Agreement, Share Partner is entitled to receive four percent (4%) of the total post-IPO issued shares of Principal;

C.    The Parties signed an Amendment to the Agreement effective July 1, 2022 to amend the Agreement (“Amendment No. 1”) to modify the compensation arrangement set forth therein, as provided in greater detail in the said Amendment, and

D.   The Parties desire to amend the Agreement and the Amendment No. 1 to modify the compensation arrangement set forth therein, as provided in greater detail below.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth and for other valuable consideration, the Parties hereby agree as follows:

AGREEMENT

1.    Definitions. Unless otherwise defined, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

2.    Compensation. Section 3 of the Agreement is hereby deleted in its entirety and amended and restated in its entirety to read as follows:

“COMPENSATION. The Principal agrees to compensate the Share Partner in the following manner as consideration of the Services to be rendered hereunder:

A.   Monthly: $0.00 (waived).

B.   Payable upon a Senior Exchange Listing: $0.00 (waived).

C.   Share Offering: Total 253,040 shares of the Principal’s common stock (of which 50% shall be issued to CGB-TRUST-1001-01-13-22 and 50% shall be issued to ELG Trust 1004-09-01-13) as described below:

-	253,040 shares of the Principal’s common stock shall be issued in equal parts to CGB-TRUST- 1001-01-13-22 and to ELG Trust 1004-09-01-13 prior to the date of the IPO of the Principal.

D.   True Up Clause: Principal and Share Partner agree to reassess the number of shares allocated and distributed to Share Partner, with final calculation based on Principal’s total shares issued for the IPO. The “true up” shall occur within ten days after the Principal’s common stock commences trading on a Senior Exchange.”

1

3.    Continuing Force and Effect. Except as herein expressly amended, modified and/or supplemented in this Amendment No. 2, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Amendment No. 2. The parties hereto agree that the Amendment No. 1 was signed in error and is not enforceable. This Amendment No.2 shall replace the Amendment No. 1 in its entirety. This Amendment No. 2 shall be deemed incorporated into, and a part of, the Agreement.

IN WITNESS WHEREOF, this Amendment No. has been made and entered into as of the date and year first above written.

The Principal		The Share Partner

LA ROSA HOLDINGS CORP., A Nevada Corporation		BONILLA OPPORTUNITY FUND I, LTD, A Florida Limited Partnership

By:	/s/ Joseph La Rosa	By:	/s/ Carlos G. Bonilla
Name: Joseph La Rosa		Name: Carlos G. Bonilla
Title: Chief Executive Officer		Title: The President of Bonilla Inc., its General
Partner

2